Exhibit 99.1

Media Contact: Josh Havens

Email: jhavens@arcb.com

Phone: 479-494-8125

Statement from Judy R. McReynolds on Signing of HR1319, the American Rescue Plan Act of 2021

FORT SMITH, Arkansas, March 12, 2021 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today released the following statement from Judy R. McReynolds, chairman, president and CEO, on the passage of HR1319, the American Rescue Plan Act of 2021, that includes significant financial assistance for multiemployer pension plans:

“Not only is this a significant step for the pension plans, but importantly this is encouraging news for the families of our ABF Freight Teamster drivers, dockworkers and retirees. The financial security of our employees in retirement is incredibly important to us, and we believe these grants to the union pension plans enable those retirees to receive the full, promised pension benefits they earned during their careers.”

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver innovative solutions for our customers’ supply chain needs. We’ll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair. At ArcBest, we’re More Than Logistics®. For more information, visit arcb.com.

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